   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                 MATTEL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              95-1567322
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

  333 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA 90245-5012 (310) 252-2000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             ROBERT NORMILE, ESQ.
            VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND SECRETARY

                                 MATTEL, INC.
  333 CONTINENTAL BOULEVARD, EL SEGUNDO, CALIFORNIA 90245-5012 (310) 252-2000 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
         RONALD M. LOEB, ESQ.                 RICHARD A. BOEHMER, ESQ.
          IRELL & MANELLA LLP                   O'MELVENY & MYERS LLP
   333 SOUTH HOPE STREET, SUITE 3300      400 SOUTH HOPE STREET, SUITE 1060
         LOS ANGELES, CA 90071                  LOS ANGELES, CA 90071

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

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

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                   PROPOSED MAXIMUM    AGGREGATE        AMOUNT OF
    SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
     REGISTERED(1)        REGISTERED(1)   PER SECURITY(2)   PRICE(2)(3)(4)       FEE(5)
------------------------------------------------------------------------------------------
Common Stock (6)(7)....         --              (10)              --               --
------------------------------------------------------------------------------------------
Preference Share Pur-
 chase Rights(7).......         --              (10)              --               --
------------------------------------------------------------------------------------------
Preferred Stock (8)....         --              (10)              --               --
------------------------------------------------------------------------------------------
Depositary Shares(8)...         --              (10)              --               --
------------------------------------------------------------------------------------------
Debt Securities(9).....         --              (10)              --               --
------------------------------------------------------------------------------------------
Warrants...............         --              (10)              --               --
------------------------------------------------------------------------------------------
Units..................         --              (10)              --               --
------------------------------------------------------------------------------------------
Total..................    $400,000,000         (10)         $400,000,000       $111,200
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

 (1) Subject to Footnote (3), there are being registered hereunder (i) an indeterminate amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, and Units issuable in primary offerings, (ii) an indeterminate amount of Common Stock, Preferred Stock and Depositary Shares issuable upon conversion or exchange of Debt Securities, Preferred Stock, Preference Share Purchase Rights or Depositary Shares, as the case may be, registered hereunder, (iii) an indeterminate amount of Common Stock, Preferred Stock, Depositary Shares and Debt Securities issuable upon exercise of Warrants registered hereunder, and (iv) an indeterminate amount of Preference Share Purchase Rights, which are evidenced by certificates for, and are transferred along with and only with, the Common Stock until the occurrence of certain prescribed events (see Footnote (7) below).
 (2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder.
 (3) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in proceeds of $400,000,000 to the Registrant.
 (4) With respect to Debt Securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
 (5) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
 (6) Shares of Common Stock may be issued in primary offerings, upon conversion of Debt Securities and/or Preferred Stock registered hereby, and/or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereby is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.
 (7) The Preference Share Purchase Rights accompany shares of the Common Stock and, until the occurrence of any of certain prescribed events, are not exercisable, are evidenced by the certificates for the Common Stock and are transferred along with and only with the Common Stock.
 (8) Shares of Preferred Stock and/or Depositary Shares may be issued in primary offerings, upon conversion of Debt Securities registered hereby, and/or upon exercise of Warrants registered hereby.
 (9) Debt Securities may be issued in primary offerings and/or upon exercise of Warrants registered hereby.
(10) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED + +WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS + +NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY +
+THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS (SUBJECT TO COMPLETION)
DATED NOVEMBER 25, 1998

[LOGO OF MATTEL, INC.]


By this prospectus, we may offer:

                                  COMMON STOCK

                                PREFERRED STOCK

                               DEPOSITARY SHARES

                                DEBT SECURITIES

                                    WARRANTS

          UNITS CONSISTING OF TWO OR MORE OF THE FOREGOING SECURITIES

These securities will have an aggregate initial offering price of up to $400,000,000 or an equivalent amount in U.S. Dollars if any securities are denominated in a currency other than U.S. Dollars. We may offer these securities separately or together in any combination and as separate series.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      , 1998
(R)

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT THAT WE HAVE REFERRED YOU TO. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                               ----------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary..................................................................   3
Where You Can Find More Information......................................   6
The Company..............................................................   7
Use of Proceeds..........................................................   7
Prospectus Supplement....................................................   7
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed
 Charges and Preferred Stock Dividends...................................   8
Description of Capital Stock.............................................   8
Description of Depositary Shares.........................................  13
Description of Debt Securities...........................................  17
Description of Warrants..................................................  28
Description of Units.....................................................  31
Plan of Distribution.....................................................  32
Legal Matters............................................................  33
Experts..................................................................  33

                                    SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this prospectus and the prospectus supplement that gives the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 6 for information on our Company and our financial statements.

MATTEL, INC.

Our Company designs, manufactures, markets and distributes a broad variety of toy products on a worldwide basis. Our core brands can be grouped in the following five categories: Fashion Dolls (BARBIE fashion dolls and accessories, collector dolls, and FASHION MAGIC); Infant and Preschool (FISHER-PRICE, Disney Preschool and Plush, POWER WHEELS, SESAME STREET, SEE 'N SAY, MAGNA DOODLE and VIEW-MASTER); Entertainment (Disney, Nickelodeon, games and puzzles); Wheels (HOT WHEELS, MATCHBOX, Tyco Electric Racing and Tyco Radio Control); and Large and Small Dolls (AMERICAN GIRL, CABBAGE PATCH KIDS, POLLY POCKET and Tyco large dolls and Plush).

THE SECURITIES WE MAY OFFER

We may offer up to $400,000,000 of any of the following securities: common stock, preferred stock, depositary shares, debt securities, warrants and units consisting of two or more of the foregoing securities. The prospectus supplement and the pricing supplement, if one is used, will describe the specific amounts, prices, and terms of these securities.

COMMON STOCK

We may offer from time to time shares of common stock. Holders of common stock are entitled to receive dividends, if any, declared by our Board of Directors (subject to rights of preferred stock holders). Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights. Holders of common stock have cumulative voting rights.

On February 7, 1992, we established a preference share purchase rights plan and declared a dividend of one right for each share of common stock outstanding. During the term of the preference share purchase rights plan, any shares of common stock we issue will be accompanied by preference share purchase rights. The rights will only be exercisable when we learn that a person has acquired or has the right to acquire more than 20% of our outstanding common stock. The preference share purchase rights plan makes it more difficult to acquire large amounts of common stock or to cause a change of control of the Company.

PREFERRED STOCK

We may offer from time to time shares of preferred stock in one or more series and will determine the dividend, voting, and conversion rights, and other provisions at the time of sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

DEPOSITARY SHARES

We may offer from time to time depositary receipts for the depositary shares, which represent fractional shares of a series of preferred stock. Holders of depositary receipts relating to the depositary shares will receive any cash dividends or other cash distributions, if any, payable on the preferred stock and will vote according to the rights designated on the preferred stock.

DEBT SECURITIES

We may offer from time to time unsecured general obligations of our Company in the form of either senior or subordinated debt securities. Senior debt includes our notes, debt, and guarantees that are for money borrowed and are not subordinated. Subordinated debt, designated at the time it is issued, is entitled to interest and principal payments only after the senior debt payments.

We have summarized the general features of the debt. We encourage you to read the indenture which governs the debt. A copy of the indenture can be found as
Exhibit 4.1 to our Current Report on Form 8-K dated April 11, 1996.

The following are general indenture provisions that apply to senior and subordinated debt.

  . The indenture does not limit the amount of debt that we may issue or provide a holder with any protection from the consequences of a highly leveraged transaction involving our Company.

  . If we redeem any debt that is convertible into our capital stock, your right to convert that debt into our capital stock will expire on the redemption date.

  . The indenture allows us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities on the debt and, in a merger or consolidation, we will be released from all liabilities and obligations.

  . Upon our request to change an obligation created by the indenture, the indenture provides that the holders of a majority of the total principal amount of the debt outstanding in any series may vote to change our obligations or your rights concerning the debt in that series. But to change the payment of principal or interest, every holder in that series must consent.

  . Under certain conditions, we may discharge the indenture at any time by depositing sufficient funds with the trustee to pay the obligations when due. All amounts due to you on the debt would be paid by the trustee from the deposited funds.

The following are events of default under the indenture:

  .  Failure to pay principal when due.

  .  Failure to make sinking fund payment when due.

  .  Failure to pay interest for 30 days.

  . Failure to perform covenants for 60 days after receipt of notice to cure.

  . Acceleration of, or failure to pay, at least $25,000,000 in principal amount of our other debt not cancelled or paid within 30 days after notice.

  . Any other event of default relating to a specific offering of debt securities and set forth in the prospectus supplement for those debt securities.

If there is an event of default, the trustee or holders of at least 25% of the principal amount outstanding of a series may declare the principal immediately payable for that series. However, holders of a majority in principal amount of that series may cancel this action.

WARRANTS

We may offer from time to time warrants for the purchase of common stock, preferred stock, debt securities, or depositary shares. We may offer warrants independently or together with common stock, preferred stock, debt securities, or depositary shares.

UNITS

We may offer from time to time units consisting of two or more of the foregoing securities. The title of any series of units, the constituent securities, and the price of the units will be described in a prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supplements to this prospectus. The information filed by us with the SEC in the future will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until our offering is completed.

  (i)   Our Annual Report on Form 10-K for the year ended December 31, 1997;

  (ii) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

  (iii) Our Current Reports on Form 8-K filed January 23, 1998, February 5, 1998, April 17, 1998, June 16, 1998, July 16, 1998, July 24, 1998,
        August 21, 1998, September 30, 1998 and October 29, 1998;

  (iv) The description of our Series C Mandatorily Convertible Redeemable Preferred Stock and Series C Depositary Shares set forth in our and Tyco Toys, Inc.'s joint proxy statement and prospectus filed with the SEC on Form S-4 dated February 14, 1997; and

  (v) The description of our Common Stock contained in our Current Report on Form 8-K filed with the SEC on November 17, 1998.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

    Corporate Secretary
    Mattel, Inc.
    333 Continental Boulevard
    El Segundo, California 90245-5012
    (310) 252-2000

                                  THE COMPANY

Our Company designs, manufactures, markets and distributes a broad variety of toy products on a worldwide basis. Our business is dependent in great part on our ability each year to redesign, restyle and extend existing core products and product lines and to design and develop innovative new toys and product lines. New products have limited lives, ranging from one to three years, and generally must be updated and refreshed each year.

We plan to continue to focus on core brands that have fundamental play patterns and worldwide appeal, are sustainable, and have delivered consistent profitability and stable growth. Our core brands can be grouped in the following five categories: Fashion Dolls (BARBIE fashion dolls and accessories, collector dolls, and FASHION MAGIC); Infant and Preschool (FISHER-PRICE, Disney Preschool and Plush, POWER WHEELS, SESAME STREET, SEE 'N SAY, MAGNA DOODLE, and VIEW-MASTER); Entertainment (Disney, Nickelodeon, games and puzzles); Wheels (HOT WHEELS, MATCHBOX, Tyco Electric Racing and Tyco Radio Control); and Large and Small Dolls (AMERICAN GIRL, CABBAGE PATCH KIDS, POLLY POCKET and Tyco large dolls and Plush).

We were incorporated in California in 1948 and reincorporated in Delaware in 1968. Our executive offices are located at 333 Continental Boulevard, El Segundo, California 90245-5012, telephone number (310) 252-2000.

                                USE OF PROCEEDS

We will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of common stock, acquisitions, additions to working capital and capital expenditures. We may invest the net proceeds not required immediately in short-term marketable securities.

                             PROSPECTUS SUPPLEMENT

The prospectus supplement for each offering of securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both the prospectus and the prospectus supplement before you invest.

   RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

Our unaudited ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated are set forth below.

                               FOR THE NINE MONTHS          FOR THE YEARS
                               ENDED SEPTEMBER 30,     ENDED DECEMBER  31,(A)
                               -------------------   ---------------------------
                                 1998      1997(A)   1997 1996 1995 1994 1993(B)
                               --------- ----------- ---- ---- ---- ---- -------
Ratio of earnings to fixed
 charges(c)..................       5.59       3.02  4.90 5.40 5.09 4.49  2.50
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends(c)..........       5.22       2.72  4.47 5.09 4.84 4.21  2.39

--------
(a) The consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for 1993 through 1997 have been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into our Company, accounted for as a pooling of interests.

(b) The consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for 1993 have been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of our Company, accounted for as a pooling of interests.

(c) The ratio of earnings to fixed charges is computed by dividing earnings, which consist of income before taxes, extraordinary items, cumulative effect of changes in accounting principles, fixed charges, minority interest and undistributed income of less-than-majority-owned affiliates, by fixed charges. Fixed charges consist of the sum of interest costs (whether expensed or capitalized) and the portion of aggregate rental expense (one-third) that is estimated to represent the interest factor in such rentals. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges plus dividends on our Company's outstanding shares of preferred stock during the indicated period.

                          DESCRIPTION OF CAPITAL STOCK

The following is a summary of certain matters with respect to our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read the more detailed provisions of the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation") and Bylaws, as amended (the "Bylaws"), the Rights Agreement (as defined below) and the Deposit Agreement (as defined below) carefully.

GENERAL

We may offer Common Stock, Preferred Stock and Preference Stock. As of the date of this prospectus, we have authorized 1,000,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 20,000,000 shares of Preference Stock. No other classes of capital stock are authorized under our Certificate of Incorporation. The issued and outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. No Preference Stock is currently outstanding.

COMMON STOCK

Holders of Common Stock have no preemptive, redemption or conversion rights. The holders of Common Stock are entitled to receive dividends when and as declared by our Board of Directors (the

"Board of Directors") out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of Common Stock may share ratably in our net assets after payment of liquidating distributions to holders of Preferred Stock or Preference Stock, if any. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record by such holder and may cumulate its votes in the election of directors. Each outstanding share of Common Stock is accompanied by a right to purchase one one-hundredth ( 128/37,500ths as adjusted to reflect a series of stock splits) of a share of our Series E Junior Participating Preference Stock (the "Series E Preference Shares"). There are 2,000,000 shares of Series E Preference Shares authorized for issuance and our Board of Directors has reserved 1,500,000 shares for issuance. There are currently no Series E Preference Shares outstanding. See "--Description of Preference Share Purchase Rights."

The registrar and transfer agent for the Common Stock is Boston EquiServe, L.P.

DESCRIPTION OF PREFERENCE SHARE PURCHASE RIGHTS

On February 7, 1992, the Board of Directors declared a dividend of one preference share purchase right (a "Right") for each outstanding share of Common Stock. The dividend was paid on February 17, 1992 (the "Record Date") to the stockholders of record on that date. At the date the dividend was declared and paid, each Right entitled the registered holder to purchase from the Company one one-hundredth of a Series E Preference Share at a price per share of $150 (the "Purchase Price"), subject to adjustment. Subsequent to the Record Date, and pursuant to the terms of the Rights, the number of shares of Series E Preference Shares purchasable from the Company upon exercise of a Right was adjusted from one one-hundredth to 128/37,500ths of a share of Series E Preference Shares, reflecting a series of stock splits in the underlying Common Stock. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 7, 1992 (the "Rights Agreement") between us and The First National Bank of Boston, as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced, with respect to any Common Stock certificate outstanding as of the Record Date, by such Common Stock certificate with a copy of the Summary of Rights pertaining to such Rights (the "Summary of Rights") attached thereto.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, we will mail separate certificates evidencing the Rights ("Right Certificates") to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on February 17, 2002 (the "Final Expiration Date"), unless we extend the Final Expiration Date or we redeem or exchange the Rights before the Final Expiration Date, in each case as described below.

The Purchase Price payable, and the number of Series E Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series E Preference Shares, (ii) upon the grant to holders of the Series E Preference Shares of certain rights or warrants to subscribe for or purchase Series E Preference Shares at a price, or securities convertible into Series E Preference Shares with a conversion price, less than the then-current market price of the Series E Preference Shares or (iii) upon the distribution to holders of the Series E Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series E Preference Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Series E Preference Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivision, consolidation or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Series E Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Series E Preference Share will be entitled to a minimum preferential quarterly dividend payment of the greater of (i) $1 per share and
(ii) an aggregate dividend of 292.969 (as adjusted) times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Series E Preference Shares will be entitled to a preferential liquidation payment of the greater of (i) $100 per share and (ii) an aggregate payment of
292.969 (as adjusted) times the payment made per share of Common Stock. Each Series E Preference Share will have 292.969 (as adjusted) votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Series E Preference Share will be entitled to receive 292.969 (as adjusted) times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Series E Preference Shares' dividend, liquidation and voting rights, the value of the fractional interest ( 128/37,500ths, as adjusted) in a Series E Preference Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that, after a person or group has become an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provisions shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth ( 128/37,500ths, as adjusted) of a Series E Preference Share (or of a share of a class or series of the Company's preference stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series E Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Series E Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series E Preference Shares on the last trading date prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0034133 per Right (as adjusted) (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Board of Directors may amend the terms of the Rights without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known to us to be beneficially owned by any person or group of affiliated or associated persons (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan of the Company or any subsidiary of the Company, (d) any entity holding Common Stock for or pursuant to the terms of any such plan or
(e) E.M. Warburg, Pincus & Co., Inc., a Delaware corporation, and its affiliates and associates) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

For the purpose of calculating the various percentage ownership thresholds contained in the Rights Agreement, shares issued in connection with the capital investment approved by our shareholders at the 1984 Annual Meeting and still owned by the original owner, or owned by certain qualified transferees, are excluded from the amount deemed to be beneficially owned by such persons. However, if such original owner or qualified transferee becomes a member of a group with certain other persons, such shares will be included in the amount attributable to, and will be deemed to be beneficially owned by, such other persons.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without the approval of our Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our Board of Directors since the Rights may be redeemed by us at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Stock.

PREFERRED STOCK

Our Board of Directors has the power, without further vote of shareholders, to authorize the issuance of up to 3,000,000 shares of Preferred Stock and 20,000,000 shares of Preference Stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of Preferred Stock or Preference Stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Other than as set forth herein, there are no shares of Preferred Stock or Preference Stock currently outstanding.

SERIES C MANDATORILY CONVERTIBLE REDEEMABLE PREFERRED STOCK; SERIES C DEPOSITARY SHARES

We have issued and outstanding 771,920 shares of Series C Preferred Stock. In addition, there are 19,298,000 Series C Depositary Shares outstanding. The shares of Series C Preferred Stock are represented by Series C Depositary Shares, each such share representing one twenty-fifth of a share of Series C Preferred Stock. Subject to the terms of a deposit agreement, each owner of a Series C Depositary Share is entitled to all the rights and preferences of the Series C Preferred Stock represented thereby, and subject, proportionately, to all of the limitations of the Series C Preferred Stock represented thereby, contained in the Certificate of Designation related to the Series C Preferred Stock summarized below.

Holders of Series C Preferred Stock are entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cash dividends from the issue date, accruing at the rate per share of 8.25% per annum. The Series C Preferred Stock has a liquidation preference of $125 per share. On July 1, 2000 (the "Mandatory Conversion Date"), each outstanding share of Series C Preferred Stock will automatically convert into (i) 13.5753 shares of Common Stock (the "Mandatory Conversion Rate"), and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends on such Series C Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to (1) the right of the Company to redeem the Series C Preferred Stock on or after July 1, 1999 (the "First Call Date") and before the Mandatory Conversion Date and (2) the conversion of the Series C Preferred Stock to

Common Stock at the option of the holder at any time before the Mandatory Conversion Date. The Mandatory Conversion Rate is subject to adjustment in certain circumstances. The shares of Series C Preferred Stock are not redeemable prior to the First Call Date. At any time and from time to time on or after that date until immediately before the Mandatory Conversion Date, the Company may redeem, in whole or in part, the outstanding Series C Preferred Stock. Shares of Series C Preferred Stock are convertible in whole or in part, at the option of the holder thereof at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at the rate of the greater of (i) the number of shares of Common Stock equal to the quotient of the Call Price (as defined in the Certificate of Incorporation) in effect on the applicable redemption date, divided by the Current Market Price (as defined in the Certificate of Incorporation) of the Common Stock and (ii) 10.0159 (which rate is subject to adjustment). The holders of Series C Preferred Stock have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Common Stock. Each share of Series C Preferred Stock is entitled to 12.219 votes. The holders of Series C Preferred Stock and Common Stock vote together as one class on such matters except as otherwise provided by law or by the Certificate of Incorporation of the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

The following is a description of certain provisions of the Deposit Agreement (as defined below), the Depositary Shares and the Depositary Receipts. Because the following is only a summary, it does not contain all the information that may be important to you. You should review the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock, which will be filed with the SEC and incorporated by reference as an exhibit to the Registration Statement of which this prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.

GENERAL

We may, at our option, elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In the event we exercise such option we will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of the Preferred Stock as described below. Currently, there are 19,298,000 Series C Depositary Shares outstanding. See "Description of Capital Stock--Series C Mandatorily Convertible Redeemable Preferred Stock; Series C Depositary Shares."

We will deposit the shares of any series of the Preferred Stock represented by Depositary Shares under a separate deposit agreement (the "Deposit Agreement") among the Company, a bank or trust company we select (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will in general be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

The Depositary Shares relating to any series of the Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement. We will distribute Depositary Receipts to those persons purchasing such Depositary Shares in accordance with the terms of the offering made by the related prospectus supplement.

Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Receipts is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts. However, there may be no market for the underlying Preferred Stock and once the underlying Preferred Stock is withdrawn from the Depositary, it may not be redeposited.

DIVIDENDS AND OTHER DISTRIBUTIONS

The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion, insofar as practicable, to the respective numbers of Depositary Shares evidenced by such Depositary Receipts held by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

In the event of a distribution other than in cash, the Depositary will distribute such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of such securities or property.

The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the Preferred Stock will be made available to holders of Depositary Receipts.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the Depositary on account of taxes and governmental charges.

REDEMPTION OF DEPOSITARY SHARES

If a series of the Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary will mail notice of redemption at least 30 and no more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock plus all money and other property, if any, payable with respect to such Depositary Share, including all amounts payable by us in respect of any accumulated but unpaid dividends. Whenever we redeem shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be considered outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any moneys or other property to which such holders were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of the Preferred Stock are entitled to vote or consent, the Depositary will mail the information contained in such notice of meeting or action to the record holders of the Depositary Receipts evidencing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the number of shares of the Preferred Stock represented by the Depositary Shares evidenced by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote, or give or withhold consent with respect to, the maximum number of whole shares of the Preferred Stock represented by all Depositary Shares as to which any particular voting or consent instructions are received, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting, or giving consents with respect to, shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may be amended by agreement between us and the Depositary in any respect which we and the Depositary may deem necessary or desirable. However, any amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Depositary Receipts relating to any series of Preferred Stock or which materially and adversely alters the existing rights of such holders will not be effective unless such amendment has been approved by the record holders of Depositary Receipts evidencing at least a majority of such Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Depositary Receipts to receive any moneys or other property to which such holder may be entitled under the terms of such Depositary Receipts or the Deposit Agreement at the times and in the manner and amount provided for therein. A Deposit Agreement may be terminated only after (a) all outstanding Depositary Shares relating thereto have been redeemed and the accumulated and unpaid dividends, together with all other moneys and property, if any, have been paid or distributed or provision therefor has been duly made, (b) there has been a final distribution following any liquidation, dissolution or winding up of the Company, or (c) all outstanding Depositary Shares have been converted (if convertible) into shares of Common Stock or another series of Preferred Stock.

MISCELLANEOUS

The Depositary will forward to record holders of Depositary Receipts, at their respective addresses appearing in the Depositary's books, all reports and communications from us which are delivered to the Depositary and which we are required to furnish to the holders of the Preferred Stock or Depositary Receipts.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts evidencing the Depositary Shares, any redemption of the Preferred Stock and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

The Deposit Agreement will contain provisions relating to adjustments in the fraction of a share of Preferred Stock represented by a Depositary Share in the event of a change in par value, split-up, combination or other reclassification of the Preferred Stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the Depositary nor any of its agents nor any registrar nor we will be
(a) liable if any of them or we are prevented or delayed by law or any circumstance beyond their or our control in performing their or our obligations under the Deposit Agreement, (b) subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for the relevant party's gross negligence or willful misconduct, or (c) obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or the Preferred Stock unless satisfactory indemnity is furnished. They and we may rely upon written advice of counsel or accountants, or information provided by holders of Depositary Receipts or other persons in good faith believed to be competent and on documents reasonably believed to be genuine.

RESIGNATION OR REMOVAL OF DEPOSITARY

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

                         DESCRIPTION OF DEBT SECURITIES

We may offer debt securities (the "Debt Securities") that will be issued pursuant to an indenture, dated as of February 15, 1996 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as Trustee (the "Trustee"). The Indenture may be supplemented by supplemental indentures in order to issue new Debt Securities, change the provisions of the Indenture or alter previously issued Debt Securities. The following is a summary of certain provisions of the Indenture and does not contain all the information that may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the Debt Securities. If we refer to particular sections or defined terms of the Indenture, we mean to incorporate by reference those sections or defined terms of the Indenture. A copy of the Indenture was filed as Exhibit 4.1 to our Current Report on Form 8-K dated April 11, 1996. See "Where You Can Find More Information."

GENERAL

The Debt Securities will either rank equally with all of our other unsecured and unsubordinated indebtedness or be subordinated to our other debt obligations. The prospectus supplement will provide whether the Debt Securities will rank equally with other unsecured indebtedness or are subordinated to our other debt obligations.

The Indenture does not limit the amount of Debt Securities that we may issue. We may issue the Debt Securities in one or more series with the same or various maturities, at par, at a premium, or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities:

  (1) the title;

  (2) any limit on the aggregate principal amount of a particular series;

  (3) the date or dates that principal is payable;

  (4) the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest shall be payable and the record date for the payment of interest;

  (5) the place or places where principal and interest will be payable, or the method of such payment;

  (6) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at our option;

  (7) our obligation, if any, to redeem or repurchase the Debt Securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price and terms and conditions for redemption or repurchase;

  (8) the denominations, if other than denominations of $1,000 and any integral multiple thereof;

  (9) the amount of principal that shall be payable upon acceleration, if other than the entire principal amount;

  (10) the currency of denomination;

  (11) the designation of the currency or currencies in which payment of principal and interest will be made;

  (12) if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

  (13) how the payments of principal or interest will be determined if by reference to an index based on a currency or currencies other than originally denominated or by reference to a commodity, commodity index, stock exchange index or financial index;

  (14) any subordination provisions;

  (15) any provision for conversion or exchange;

  (16) if such Debt Securities are to be issued upon the exercise of warrants, the authentication and delivery provisions;

  (17) the provisions, if any, relating to any security provided for such Debt Securities;

  (18) any addition to or change in the Events of Default and any change in the acceleration provisions;

  (19) any addition to or change in the covenants;

  (20) any other terms that will not be inconsistent with the provisions of the Indenture;

  (21) whether the Debt Securities will be in bearer or registered form; and

  (22) any depositaries, interest rate calculation agents, exchange rate agents or other agents other than those originally appointed. (Indenture
  (S) 2.1 and (S) 2.2).

PAYMENT OF INTEREST AND EXCHANGE

Each Debt Security will be represented by either a global security (a "Global Debt Security") registered in the name of The Depository Trust Company, as Depository ("DTC" or the "Depository") or a nominee of the Depository (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security") or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable prospectus supplement. Except as set forth under "Global Debt Securities and Book-Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form.

Certificated Debt Securities. A holder may transfer or exchange Certificated Debt Securities at the Trustee's office or paying agencies in accordance with the terms of the Indenture. There will not be a service charge for any transfer or exchange of Certificated Debt Securities, but we may require a holder to pay any tax or other governmental charge payable in connection with the transfer or exchange. A holder will not be able to exchange Certificated Debt Securities for Book-Entry Debt Securities, except under the circumstances described below under "Global Debt Securities and Book-Entry System." (Indenture (S)(S) 2.4 and 2.7)

The transfer of Certificated Debt Securities and the right to the principal and interest on such Certificated Debt Securities will occur only after the surrender of the old certificate representing such Certificated Debt Securities and either we or the Trustee (i) reissue the old certificate to the new holder or (ii) issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System. We will register each Global Debt Security representing Book-Entry Debt Securities in the name of the Depository or a nominee of the Depository. Except as set forth below, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

The procedures that the Depository has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

Ownership of beneficial interests in Book-Entry Debt Securities will be limited to persons that have accounts with the Depository for the related Global Debt Security ("Participants") or persons that may hold interests through Participants. Upon the issuance of a Global Debt Security, the Depository will credit, on its book-entry registration and transfer system, the Participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such Participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for the related Global Debt Security (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

So long as the Depository for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning Book-Entry Debt Securities must rely on the procedures of the Depository for the related Global Debt Security and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

We understand, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of holders of Debt Securities, and the Indenture provides that we, the Trustee and our respective agents will treat as the holder of a Debt Security the persons specified in a written statement of the Depository with respect to such Global Debt Security for purposes of obtaining any consents, declarations or directions required to be given by holders of the Debt Securities pursuant to the Indenture. (Indenture (S) 2.14.6)

We will make payments of principal and interest on Book-Entry Debt Securities to the Depository or its nominee, as the case may be, as the registered holder of the Global Debt Security. (Indenture (S) 2.14.5) Neither we, the Trustee or any of our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depository, upon receipt of any payment of principal or interest on a Global Debt Security, will immediately credit Participants' accounts with payments in amounts proportionate to the respective amounts of Book-Entry Debt Securities held by each such Participant as shown on the records of such Depository. We also expect that payments by Participants to owners of beneficial interests in Book-Entry Debt Securities held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants.

If (i) the Depository is unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, (ii) we determine not to have any of the Book-Entry Debt Securities represented by one or more Global Debt Securities or
(iii) an event shall have happened and be continuing which is or after notice or lapse of time or both, would be an Event of Default, we will issue Certificated Debt Securities in exchange for such Global Debt Security or Securities. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depository from Participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in such Direct Participant's accounts, eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, The American Stock Exchange, Inc. and The National Association of Securities Dealers, Inc. Access to DTC's Book-Entry System is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

The foregoing information in this section concerning DTC and DTC's Book-Entry System has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

Unless otherwise set forth in the prospectus supplement, the Debt Securities will not contain any provisions that protect the holders of the Debt Securities in the event of a change in control of the Company or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control of the Company).

CERTAIN COVENANTS OF THE COMPANY

Limitation on Liens. We shall not and shall not permit any Subsidiary to create, assume or suffer to exist any Lien (as defined in "Certain Definitions" below) upon any of the their respective property or assets, except for:

  (1) Liens existing on the date of the Indenture or arising under the Indenture;

  (2) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien existing on the date of the Indenture if limited to the same property subject to, and securing not more than the amount secured by, the Lien extended, renewed or replaced;

  (3) Liens on Current Assets (as defined in "Certain Definitions" below) (or on any promissory notes received in satisfaction of any of our or our Subsidiaries' accounts receivable, which immediately prior to such satisfaction, was subject to such Lien) securing Indebtedness (as defined in "Certain Definitions" below) incurred to finance working capital requirements, provided, however, that the Indebtedness secured by such Lien does not mature later than 36 months from the date incurred;

  (4) certain Liens incurred in the ordinary course of business;

  (5) Liens on property that are in existence at the time we or our Subsidiaries acquire such property (including by reason of a merger or consolidation), provided that such Liens (A) are not incurred in connection with, or in contemplation of, the acquisition of the property acquired and
  (B) do not extend to or cover any of our or our Subsidiaries' property or assets other than the property so acquired;

  (6) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by us or our Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of or construction costs related to such property, provided that no such Lien shall extend to or cover any property other than the property being acquired or improved;

  (7) any interest or title of a lessor in the property subject to any Capitalized Lease or Sale/Leaseback Transaction that is permitted under the restrictions described below under "--Limitation on Sale/Leaseback Transactions"; or

  (8) other Liens securing Indebtedness in an aggregate principal amount which, together with the aggregate outstanding principal amount of all our and our Subsidiaries other Indebtedness secured by Liens permitted by this subsection (8), and the aggregate amount (before deducting expenses) of the Sale/Leaseback Transactions which would otherwise be permitted under the restrictions described below in clause
  (i) under the caption "--Limitation on Sale/Leaseback Transactions," does not at the time any such Lien is incurred exceed ten percent of the Consolidated Net Tangible Assets (as defined) as shown in our latest audited consolidated balance sheet.

Limitation on Sale/Leaseback Transactions. We shall not, and shall not permit any Subsidiary, to enter into any Sale/Leaseback Transaction, unless either (i) we or such Subsidiary would be permitted to incur Indebtedness in a principal amount equal to or exceeding the amount (before deducting expenses) of such Sale/Leaseback Transaction secured by a Lien on the property subject to such Sale/Leaseback Transaction and remain in compliance with subsection (8) under "--Limitation on Liens" above; or (ii) we or such Subsidiary, within 90 days after the effective date of such Sale/Leaseback Transaction, apply or unconditionally agree to apply to the retirement of Indebtedness an amount equal to the greater of the net proceeds of the Sale/Leaseback Transaction or the fair value, in the opinion of our Board of Directors, of such property at the time of such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease subject to such Sale/Leaseback Transaction).

Merger, Consolidation, or Sale of Assets. We may not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of our assets to, another corporation, person or entity unless (i) we are the surviving person or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia, (ii) the successor assumes all of our obligations under the Debt Securities and the Indenture, and (iii) immediately after such transaction no Event of Default exists.

CERTAIN DEFINITIONS

Set forth below are certain significant terms which are defined in Section 1.1 of the Indenture:

"Capitalized Lease" means any lease of property where the obligations of the lease are required to be classified and accounted for as a capitalized lease on a balance sheet of such lessee under generally accepted accounting principles.

"Consolidated Net Tangible Assets" means the total amount of our and our Subsidiaries' assets on a consolidated basis (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups occurring after January 1, 1988 of capital assets (excluding in any case write-ups in connection with accounting for acquisitions in conformity with generally accepted accounting principles), after deducting therefrom (i) all our and our Subsidiaries' current liabilities, (ii) all investments in unconsolidated Subsidiaries and in persons which are not our Subsidiaries (except, in each case, investments in marketable securities) and (iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible items, all as set forth on our and our Subsidiaries' most recently available consolidated balance sheet, prepared in conformity with generally accepted accounting principles.

"Current Assets" means any of our or any of our Subsidiaries' assets that would be classified as a current asset on our audited consolidated balance sheet prepared, in accordance with generally accepted accounting principles, on the date any Lien on such asset is incurred.

"Discount Security" means any Debt Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

"Indebtedness" means, with respect to any person, and without duplication:

  (1) any liability of such person (A) for borrowed money, or (B) for any letter of credit for the account of such person supporting obligations of such person or other persons, or (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (D) for the payment of money relating to a Capitalized Lease;

  (2) any liability of others described in the preceding clause (1) that the person has guaranteed or that is otherwise its legal liability; and

  (3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1) and
  (2) above.

"Lien" means any lien, security interest, charge, mortgage, pledge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Sale/Leaseback Transaction" means any arrangement with any person (other than us or any of our Subsidiaries) providing for our or any of our Subsidiaries leasing of any property which has been or is to be sold or transferred by us or such Subsidiary to such person or to any person (other than us or any of our Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.

"Subsidiary" of any specified person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person or by such person and a subsidiary or subsidiaries of such person or by a subsidiary or subsidiaries of such person or (ii) any other person (other than a corporation) in which such person or such person and a subsidiary or subsidiaries of such person or a subsidiary or subsidiaries of such person directly or indirectly, at the date of determination thereof has at least majority ownership interest.

EVENTS OF DEFAULT

The following will be Events of Default under the Indenture with respect to Debt Securities of any series:

  (a) default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

  (b) default in the payment of principal when due;

  (c) default in the deposit of any sinking fund payment, when and as due;

  (d) default in the performance or breach of any of our other covenants or warranties in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 60 days after written notice to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series as provided in the Indenture;

  (e) unless the terms of such series otherwise provide, an event of default under any Indebtedness for money borrowed by us (including a default with respect to Debt Securities of any series other than that series) or any Subsidiary (or the payment of which is guaranteed by us or a Subsidiary), whether such Indebtedness or guarantee now exists or shall hereafter be created, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and
  (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $25 million or more at any one time outstanding;

  (f) certain events of bankruptcy, insolvency or reorganization; and

  (g) any other Event of Default that is described in the prospectus supplement accompanying this prospectus. (Indenture (S) 6.1).

The occurrence of an Event of Default would constitute an event of default under certain of our existing bank lines. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture would constitute an event of default under certain of our other indebtedness.

If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare to be due and payable immediately the principal (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) by a notice in writing to us (and to the Trustee if given by the holders), and upon such declaration such principal shall be immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of all outstanding Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, subject to us having paid or deposited with the Trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal with respect to Debt Securities of that series, have been cured or waived as provided in the Indenture. (Indenture (S) 6.2) For information as to waiver of defaults see the discussion set forth below under "--Modification and Waiver." Reference is made to the prospectus supplement relating to any series of Debt Securities that are Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. (Indenture (S) 7.1(e)) Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series; provided that (a) such direction will not conflict with any law or the Indenture, (b) the Trustee may take any other action that is not inconsistent with such direction; and (c) the Trustee will have the right to decline any such direction if the Trustee in good faith determines that the proceeding would involve the Trustee in personal liability. (Indenture (S) 6.12)

No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and the holders of at least 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indenture (S) 6.7) Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder. (Indenture (S) 6.8)

The Indenture requires that within 90 days after the end of each of its fiscal years we furnish to the Trustee a statement as to compliance with the Indenture. (Indenture (S) 4.3) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of Debt Securities or publish in an authorized newspaper (if bearer securities are outstanding) notice of a Default or Event of Default within 90 days after it occurs or when the Trustee learns of such Default or Event of Default. The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the holders of Debt Securities.
(Indenture (S) 7.5)

MODIFICATION AND WAIVER

Modifications to, and amendments of, the Indenture may be made by us and the Trustee with the consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments, provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby:

  (a) change the amount of Debt Securities whose holders must consent to an amendment, supplement or waiver;

  (b) reduce the rate of or extend the time for payment of interest (including default interest) on any Debt Security;

  (c) reduce the principal or change the maturity of any Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

  (d) waive a Default or Event of Default in the payment of the principal or interest on any Debt Security (except a rescission of acceleration of the Debt Securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration);

  (e) make the Debt Security payable in currency other than that stated in the Debt Security;

  (f) make any change to certain provisions of the Indenture relating to, among other things, the right of holders of Debt Securities to receive payment of the principal and interest on such Debt Securities, waivers of past defaults and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  (g) waive a redemption payment with respect to any Debt Security or change any of the provisions with respect to the redemption of any Debt Securities. (Indenture (S) 9.3)

The holders of at least a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with provisions of the Indenture other than certain specified provisions. (Indenture (S) 9.2) The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series affected. (Indenture (S) 6.13)

DEFEASANCE OF DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

Defeasance and Discharge. The Indenture provides that we may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and the treatment of funds held by paying agents) upon our deposit with the Trustee, in trust, of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if, among other things, (a) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and (b) such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if such discharge would cause said Debt Securities to be de-listed as a result thereof. (Indenture (S) 8.3)

Defeasance of Certain Covenants. The Indenture provides that unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, (i) we may omit to comply with certain covenants, including the restrictive covenants described above under the caption "Certain Covenants of the Company"; and (ii) the Events of Default described in clause (e) of the first paragraph under "Events of Default" shall be inapplicable to such series. The conditions include: the deposit with the Trustee of money and/or government obligations in the same currency as such series that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred. (Indenture (S) 8.4)

Defeasance and Events of Default. In the event we exercise our option to omit compliance with certain covenants of the Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but need not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

CONVERSION INTO CAPITAL STOCK OF THE COMPANY

If and to the extent set forth in the Indenture and described in the applicable prospectus supplement, any portion of the principal amount of any Debt Securities of any series that is $1,000 or an integral multiple thereof may be converted into shares of our Common Stock and/or Preferred Stock at any time prior to redemption (if applicable) or maturity, following the date set forth in the applicable prospectus supplement. The specific class of our capital stock into which Debt Securities are convertible and the other terms pertaining to such conversion right will be set forth in the applicable prospectus supplement.

CONCERNING THE TRUSTEE

We maintain banking relationships in the ordinary course of business with one or more affiliates of the Trustee.

                            DESCRIPTION OF WARRANTS

We may offer Warrants for the purchase of Debt Securities ("Debt Warrants"), Preferred Stock ("Preferred Stock Warrants"), Depositary Shares ("Depositary Share Warrants"), or Common Stock ("Common Stock Warrants"). Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between us and a bank or trust company, as Warrant Agent, all as set forth in the applicable prospectus supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as our agent in connection with the Warrant Agreement or any certificates evidencing the Warrants ("Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. Copies of the forms of Warrant Agreements and the forms of Warrant Certificates representing the Warrants will be filed by a post-effective amendment to the Registration Statement or incorporated by reference in connection with the offering of any Warrants. Because the following is a summary of certain provisions of the forms of Warrant Agreements and Warrant Certificates, it does not contain all information that may be important to you. You should read all the provisions of the Warrant Agreements and the Warrant Certificates.

GENERAL

If Warrants are offered, the applicable prospectus supplement will describe the terms of such Warrants, including, in the case of Warrants for the purchase of Debt Securities (the "Underlying Debt Securities"), the following, where applicable: (i) the title and aggregate number of such Debt Warrants; (ii) the title, rank, aggregate principal amount, denominations, and terms of the Underlying Debt Securities; (iii) the currencies in which such Debt Warrants are being offered; (iv) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the exercise price, or the manner of determining such price, at which and currencies in which such Debt Securities may be purchased; (v) the time or times, or period or periods, in which such Debt Warrants may be exercised and the date (the "Expiration Date") on which such exercise right shall expire; (vi) United States federal income tax consequences; (vii) the terms of any right to redeem or accelerate the exercisability of such Debt Warrants; (viii) the offering price of such Debt Warrants; and (ix) any other terms of such Debt Warrants.

In the case of Warrants for the purchase of Preferred Stock (the "Underlying Preferred Stock") or Depositary Shares (the "Underlying Depositary Shares"), the prospectus supplement will describe the terms of such Warrants, including where applicable: (i) the title and aggregate number of such Preferred Stock Warrants or Depositary Share Warrants; (ii) the specific designation and stated value per share and any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights of the Underlying Preferred Stock or Underlying Depositary Shares; (iii) the number of shares of Preferred Stock or Depositary Shares that may be purchased on exercise of each Preferred Stock Warrant or Depositary Share Warrant; (iv) the exercise price or manner of determining such price and, if other than cash, the property and manner in which the exercise price may be paid and any minimum number of Preferred Stock Warrants or Depositary Share Warrants exercisable at one time;
(v) our rights to redeem or accelerate the exercisability of such Preferred Stock Warrants or Depositary Share Warrants; (vi) the time or times, or period or periods, in which the Preferred Stock Warrants or Depositary Share Warrants may be exercised and the Expiration Date; (vii) United States federal income tax consequences; and (viii) any other terms of such Preferred Stock Warrants or Depositary Share Warrants.

In the case of Common Stock Warrants, the prospectus supplement will describe the terms of such Warrants, including the following, where applicable: (i) the title and aggregate number of such Common Stock Warrants; (ii) the number of shares of Common Stock that may be purchased on exercise of each Common Stock Warrant; (iii) the exercise price or manner of determining such price and, if other than cash, the property and manner in which the exercise price may be paid and any minimum number of Common Stock Warrants exercisable at one time;
(iv) our rights to redeem or accelerate the exercisability of such Common Stock Warrants; (v) the time or times, or period or periods, in which the Common Stock Warrants may be exercised and the Expiration Date; (vi) United States federal income tax consequences; and (vii) any other terms of such Common Stock Warrants.

Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of Warrant Certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Prior to the exercise of any Debt Warrants, Preferred Stock Warrants, Depositary Share Warrants or Common Stock Warrants, holders of such Warrants, as such, will not have any of the rights of holders of the Debt Securities, Preferred Stock, Depositary Shares or Common Stock, respectively, purchasable upon such exercise, including (i) in the case of Debt Warrants, the right to receive payments of principal of or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or (ii) in the case of Preferred Stock, Depositary Shares and Common Stock Warrants, the right to receive payments of dividends, if any, on the Preferred Stock, Depositary Shares or Common Stock, as the case may be, purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

Each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock, Depositary Shares or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be, together with certain information set forth on the reverse side of the Warrant. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and such Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants. The holder of a Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the underlying Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be.

MODIFICATIONS

The Warrant Agreements and the terms of the Warrants may be modified or amended by us and the Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we deem necessary or desirable and that will not materially adversely affect the interests of the holders of the Warrants.

We and the Warrant Agent may also modify or amend the Warrant Agreement and the terms of the Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Warrants affected thereby; provided that no such modification or amendment that accelerates the Expiration Date, increases the exercise price, reduces the number of outstanding Warrants held by holders required to consent to any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the Warrants, may be made without the consent of each holder affected thereby.

PREFERRED STOCK, DEPOSITARY SHARES AND COMMON STOCK WARRANT ADJUSTMENT

The terms and conditions on which the exercise price of and/or the number of shares of Preferred Stock, Depositary Shares or Common Stock covered by a Preferred Stock Warrant, Depositary Share Warrant or Common Stock Warrant, respectively, are subject to adjustment and will be set forth in the Preferred Stock Warrant Certificate, Depositary Share Warrant Certificate or Common Stock Warrant Certificate, as the case may be, and the applicable prospectus supplement. Such terms will include (i) provisions for adjusting the exercise price of and/or the number of shares of Preferred Stock, Depositary Shares or Common Stock covered by such Preferred Stock Warrant, Depositary Share Warrant or Common Stock Warrant, as the case may be; (ii) the events requiring such adjustment; (iii) the events upon which we may, in lieu of making such adjustment, make proper provisions so that the holder of such Preferred Stock Warrant, Depositary Share Warrant or Common Stock Warrant, as the case may be, upon exercise thereof, would be treated as if such holder had exercised such Preferred Stock Warrant, Depositary Share Warrant or Common Stock Warrant, as the case may be, prior to the occurrence of such events; and (iv) provisions affecting exercise if certain events affecting the Preferred Stock, Depositary Shares or Common Stock.

                              DESCRIPTION OF UNITS

We may offer Units consisting of two or more other constituent Securities, which Units may be issuable as, and for the period of time specified therein may be transferable as, a single Security only, as distinguished from the separate constituent Securities comprising such Units. Any such Units will be offered pursuant to a prospectus supplement which will (i) identify and designate the title of any series of Units; (ii) identify and describe the separate constituent Securities comprising such Units; (iii) set forth the price or prices at which such Units will be issued; (iv) describe, if applicable, the date on and after which the constituent Securities comprising the Units will become separately transferable; (v) provide information with respect to book-entry procedures, if any; (vi) discuss applicable United States federal income tax considerations relating to the Units; and (vii) set forth any other terms of the Units and their constituent Securities.

                              PLAN OF DISTRIBUTION

We may sell the Securities (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.

If underwriters are used in the sale, the underwriters will acquire the Securities for their own account and the Securities may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered by a prospectus supplement if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell Securities directly or through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will not be subject to any conditions except that the purchase by an institution of the particular Securities shall not at delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. Underwriters will not have any responsibility for the validity of such arrangements or the performance by us or such institutional investors.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions, under the Securities Act. Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the offered Securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by the law firm of Irell & Manella LLP, Los Angeles, California. Ronald M. Loeb, of counsel to such firm, is a Director of the Company and is the beneficial owner of 103,795 shares of Common Stock, including 20,000 shares of Common Stock which may be acquired immediately upon the exercise of options. Certain legal matters will be passed upon for any underwriters or agents by the law firm of O'Melveny & Myers LLP, Los Angeles, California.

                                    EXPERTS

Our financial statements as of December 31, 1997 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this prospectus from our Annual Report on Form 10-K have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting and, with respect to the historical financial statements of Tyco for the years ended December 31, 1996 and 1995, in reliance on the report of Deloitte & Touche LLP, independent auditors, given upon their authority as experts in accounting and auditing.

                            [LOGO OF MATTEL, INC.(R)]

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      Registration fee................................................  $111,200
      Rating agency fees..............................................    90,000
      Printing and engraving expenses.................................    30,000
      Accounting fees and expenses....................................    50,000
      Legal fees and expenses.........................................    50,000
      Blue sky fees and expenses......................................    15,000
      Fees and expenses of Trustee....................................    10,000
      Miscellaneous...................................................     8,800
                                                                        --------
       Total..........................................................  $365,000
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Mattel, Inc. (the "Company" or the "Registrant") has adopted provisions in its Restated Certificate of Incorporation (the "Certificate") which require the Company to indemnify any and all persons whom it has the power to indemnify pursuant to the Delaware General Corporation Law (the "DGCL") against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by the DGCL.

  The Certificate also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Registrant would have the power to so indemnify such person under the DGCL.

  In addition, the Registrant's Bylaws require that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant, as a director, officer, employee or agent of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons for non-payment of entitled indemnification claims against the Registrant, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The Bylaws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the Bylaws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the Certificate.

  The Company has entered into indemnity agreements (the "Indemnity Agreements") with each director of the Company, including directors who are also officers and employees of the Company, and certain senior officers of the Company. The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of the Company. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses of investigation, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement, and attorneys' fees and disbursements, except the Company is not obligated to make any payment under the Indemnity Agreements which the Company is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, (b) the claim is one for which an indemnitee is otherwise indemnified by the Company, (c) final determination is rendered in a claim based upon the indemnitee obtaining a personal profit or advantage to which he or she is not legally entitled, (d) final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions, (e) the indemnitee was adjudged to be deliberately dishonest, or (f) (with respect to a director) liability arises out of a breach of certain of his or her fiduciary duties.

  The directors and officers of the Company and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Company and its subsidiaries.

ITEM 16.

   EXHIBIT
   NUMBER              DESCRIPTION OF EXHIBIT
   -------             ----------------------
   *1.1    Form of Underwriting Agreement for Debt Securities
   *1.2    Form of Underwriting Agreement for Equity Securities
   *1.3    Form of Underwriting Agreement for Warrants
    4.1    Indenture dated as of February 15, 1996 between the Registrant and
            Chase Trust Company of California, as Trustee, relating to the Debt
            Securities (incorporated by reference to Exhibit 4.1 to the
            Company's Current Report on Form 8-K filed April 11, 1996)
   *4.2    Form of Floating Rate Note
   *4.3    Form of Fixed Rate Note
    4.4    Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.0 to the Company's Annual Report on Form
            10-K for the year ended December 31, 1993)
    4.5    Certificate of Amendment of Restated Certificate of Incorporation
            (incorporated by reference to Exhibit B to the Company's Proxy
            Statement dated March 23, 1996)
    4.6    Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form
            S-3 filed with the Securities and Exchange Commission on September
            26, 1997)
    4.7    Rights Agreement, dated as of February 7, 1992, between the
            Company and The First National Bank of Boston, as Rights Agent
            (incorporated by reference to Exhibit 1 to the Company's
            Registration Statement on Form 8-A, dated February 12, 1992)
    4.8    Specimen Stock Certificate with respect to Common Stock
            (incorporated by reference to the Company's Current Report on
            Form 8-K filed on July 22, 1996)
   *4.9    Certificate of Designation of Preferred Stock
   *4.10   Specimen Stock Certificate with respect to Preferred Stock
   *4.11   Form of Warrant Agreement pertaining to Common Stock (including the form of Certificate representing a Warrant for Common Stock)

   EXHIBIT
   NUMBER                       DESCRIPTION OF EXHIBIT
   -------                      ----------------------
    *4.12  Form of Warrant Agreement pertaining to Preferred Stock (including the form of Certificate representing a Warrant for Preferred
            Stock)
    *4.13  Form of Warrant Agreement pertaining to Debt Securities (including the form of Certificate representing a Warrant for Debt Securities)
    *4.14  Form of Deposit Agreement pertaining to Depositary Shares
            (including the form of Depositary Receipts relating to Preferred
            Stock)
     4.15  Certificate of Designation of Series C Preferred Stock dated
            March 26, 1997 (incorporated by reference to Exhibit 4.7 to the
            Company's Registration Statement on Form S-3 filed with the
            Securities and Exchange Commission on August 21, 1997)
     4.16  Deposit Agreement dated June 24, 1996 among Tyco, Midlantic Bank,
            N.A., as Depositary, and all holders from time to time of
            depositary receipts issued thereunder (incorporated by reference to Exhibit 4.2 to Tyco Toys, Inc.'s Registration Statement on
            Form S-3, dated June 20, 1996)
     4.17  Amendment to Deposit Agreement dated as March 27, 1997 between the
            Company, as successor to Tyco and The First National Bank of Boston
            (incorporated by reference to Exhibit 4.9 to the Company's
            Registration on Form S-3 filed with the Securities and Exchange
            Commission on September 26, 1997)
     4.18  Certificate of Designation of Series B Preferred Stock dated
            March 26, 1997 (incorporated by reference to Exhibit 4.6 to the
            Company's Registration Statement on Form S-3 filed with the
            Securities and Exchange Commission on August 21, 1997)
     4.19  Certificate of Amendment of Restated Certificate of Incorporation
            (incorporated by reference to Exhibit B to the Company's Proxy
            Statement dated March 30, 1998)
    +5     Opinion of Irell & Manella LLP as to the validity of the Securities
   +12     Computation of Ratio of Earnings to Fixed Charges and Ratio of
            Earnings to Combined Fixed Charges and Preferred Stock Dividends
   +23.1   Consent of PricewaterhouseCoopers LLP
   +23.2   Consent of Deloitte and Touche LLP
    23.3   Consent of Irell & Manella LLP (included in their Exhibit 5 opinion)
    24     Power of Attorney with respect to the Company (contained in signature page)
   +25     Form T-1 Statement of Eligibility and Qualification of the Trustee
            Under the Trust Indenture Act of 1939

--------
* To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified Securities.
+ Filed herewith.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 25, 1998.

                                          MATTEL, INC.

                                          By:  /s/ Harry J. Pearce
                                            ___________________________________
                                          Name: Harry J. Pearce
                                          Title:   Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Jill E. Barad, Ned Mansour, Robert Normile, Lee B. Essner and John L. Vogelstein, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this Registration Statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/  Jill E. Barad            Chairman of the Board,         November 25, 1998
____________________________________ President and Chief
           Jill E. Barad             Executive Officer

      /s/  Harry J. Pearce           Chief Financial Officer        November 25, 1998
____________________________________ (Principal Financial
          Harry J. Pearce            Officer)

       /s/  Kevin M. Farr            Senior Vice President and      November 25, 1998
____________________________________ Controller (Chief Accounting
           Kevin M. Farr             Officer)

     /s/  Dr. Harold Brown           Director                       November 25, 1998
____________________________________
          Dr. Harold Brown


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
     /s/  Tully M. Friedman          Director                      November 25, 1998
____________________________________
         Tully M. Friedman

    /s/  Joseph C. Gandolfo          Director and President,       November 25, 1998
____________________________________ Worldwide Manufacturing
         Joseph C. Gandolfo          Operations

      /s/  Ronald M. Loeb            Director                      November 25, 1998
____________________________________
           Ronald M. Loeb

        /s/  Ned Mansour             Director and President,       November 25, 1998
____________________________________ Corporate Operations
            Ned Mansour

    /s/  Dr. Andrea L. Rich          Director                      November 25, 1998
____________________________________
         Dr. Andrea L. Rich

    /s/  William D. Rollnick         Director                      November 25, 1998
____________________________________
        William D. Rollnick

    /s/  Pleasant T. Rowland         Vice Chairman of the Board    November 25, 1998
____________________________________ and President, The Pleasant
        Pleasant T. Rowland          Company

  /s/  Christopher A. Sinclair       Director                      November 25, 1998
____________________________________
      Christopher A. Sinclair

      /s/  Bruce L. Stein            Director, President,          November 25, 1998
____________________________________ Mattel Worldwide
           Bruce L. Stein            and Chief Operating Officer

    /s/  John L. Vogelstein          Director                      November 25, 1998
____________________________________
         John L. Vogelstein

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  *1.1   Form of Underwriting Agreement for Debt Securities
  *1.2   Form of Underwriting Agreement for Equity Securities
  *1.3   Form of Underwriting Agreement for Warrants
   4.1   Indenture dated as of February 15, 1996 between the Registrant and
          Chase Trust Company of California, as Trustee, relating to the Debt
          Securities (incorporated by reference to Exhibit 4.1 to the Company's
          Current Report on Form 8-K filed April 11, 1996)
  *4.2   Form of Floating Rate Note
  *4.3   Form of Fixed Rate Note
   4.4   Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.0 to the Company's Annual Report on Form 10-K
          for the year ended December 31, 1993)
   4.5   Certificate of Amendment of Restated Certificate of Incorporation
          (incorporated by reference to Exhibit B to the Company's Proxy
          Statement dated March 23, 1996)
   4.6   By-laws of the Company, as amended to date (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-3
          filed with the Securities and Exchange Commission on September 26,
          1997)
   4.7   Rights Agreement, dated as of February 7, 1992, between the Company and The First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on
          Form 8-A, dated February 12, 1992)
   4.8   Specimen Stock Certificate with respect to Common Stock (incorporated by reference to the Company's Current Report on Form 8-K filed on
          July 22, 1996)
  *4.9   Certificate of Designation of Preferred Stock
  *4.10  Specimen Stock Certificate with respect to Preferred Stock
  *4.11  Form of Warrant Agreement pertaining to Common Stock (including the form of Certificate representing a Warrant for Common Stock)
  *4.12  Form of Warrant Agreement pertaining to Preferred Stock (including the form of Certificate representing a Warrant for Preferred Stock)
  *4.13  Form of Warrant Agreement pertaining to Debt Securities (including the form of Certificate representing a Warrant for Debt Securities)
  *4.14  Form of Deposit Agreement pertaining to Depositary Shares (including the form of Depositary Receipts relating to Preferred Stock)
   4.15  Certificate of Designation of Series C Preferred Stock dated March 26,
          1997 (incorporated by reference to Exhibit 4.7 to the Company's
          Registration Statement on Form S-3 filed with the Securities and
          Exchange Commission on August 21, 1997)
   4.16  Deposit Agreement dated June 24, 1996 among Tyco, Midlantic Bank,
          N.A., as Depositary, and all holders from time to time of depositary receipts issued thereunder (incorporated by reference to Exhibit 4.2 to Tyco Toys, Inc.'s Registration Statement on Form S-3, dated June
          20, 1996)
   4.17  Amendment to Deposit Agreement dated as March 27, 1997 between the
          Company, as successor to Tyco and The First National Bank of Boston
          (incorporated by reference to Exhibit 4.9 to the Company's
          Registration on Form S-3 filed with the Securities and Exchange
          Commission on September 26, 1997)
   4.18  Certificate of Designation of Series B Preferred Stock dated March 26,
          1997 (incorporated by reference to Exhibit 4.6 to the Company's
          Registration Statement on Form S-3 filed with the Securities and
          Exchange Commission on August 21, 1997)

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
   4.19  Certificate of Amendment of Restated Certificate of Incorporation
          (incorporated by reference to Exhibit B to the Company's Proxy
          Statement dated March 30, 1998)
  +5     Opinion of Irell & Manella LLP as to the validity of the Securities
 +12     Computation of Ratio of Earnings to Fixed Charges and Ratio of
          Earnings to Combined Fixed Charges and Preferred Stock Dividends
 +23.1   Consent of PricewaterhouseCoopers LLP
 +23.2   Consent of Deloitte and Touche LLP
  23.3   Consent of Irell & Manella LLP (included in their Exhibit 5 opinion)
  24     Power of Attorney with respect to the Company (contained in signature page)
 +25     Form T-1 Statement of Eligibility and Qualification of the Trustee
          Under the Trust Indenture Act of 1939

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* To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified Securities.
+ Filed herewith.